PROXY

        BELMONT BANCORP., BRIDGEPORT, OHIO
          ANNUAL MEETING OF SHAREHOLDERS
                  APRIL 18, 1995

   KNOW  ALL  MEN  BY THESE PRESENT that I  the  undersigned
Shareholder of BELMONT BANCORP. do hereby nominate, constitute and appoint David L. Barnes and Kelley Archer, or either of them, my true and lawful attorney with full power of substitution, for me and in my name, place and stead to vote all of the Common Stock of said Corporation standing in my name at the Annual Meeting of its Shareholders to be held at Belmont National Bank, 150 West Main Street, St. Clairsville, Ohio, on April 18, 1995, at 11:00 A.M., or at any adjournments thereof with all the powers the undersigned would possess if personally present as follows:

1. For the election to the Board of Directors, except as otherwise specified below, of the following nominees, or any one or more of them to serve a three-year term expiring at the annual shareholders' meeting in 1998:

                J. Vincent Ciroli, Jr.     James  R.Miller
                John H. Goodman, II        Keith A. Sommer

with full authority to cumulate the votes represented by such shares and to distribute the same among the nominees in such manner and numbers as said proxies in their discretion may determine.

THE  AUTHORITY  TO  VOTE  FOR THE ELECTION  OF  ANY  OF  THE
NOMINEES  LISTED ABOVE MAY BE WITHHELD BY LINING THROUGH  OR
OTHERWISE STRIKING OUT THE NAME OF THE NOMINEE.



For ___        2.   To Consider and act upon the proposed Amendment to
Against ___         the  Articles of Incorporation to increase the number of
Abstain ___         authorized shares of capital stock from 1,850,000 to
                    9,000,000 shares.

For ___        3.  To  consider and act upon the proposed Amendment to  the
Against ___        Articles  of  Incorporation to reduce the par value  of the
Abstain ___        Corporation's Common Stock from $3.57 to $0.50 per share.

For ___        4.  To consider and ratify the proposed Amendment to the
Against ___        Corporation's Automatic Dividend Reinvestment Plan
Abstain ___        to allow the Agent to purchase authorized but unissued
                   shares of Common Stock from the Corporation.

For ___        5.  To  consider  and  ratify  the  appointment  of  S.R.
Against ___        Snodgrass  A.C. as independent auditors for the year ending
Abstain ___        December 31, 1995.


For ___        6.   In accordance with the judgement of the said proxies to
Against ___         vote  upon  such  other  matters as may be presented for
Abstain ___         consideration and action.


DATED _________________    ________________________________________________

                           ________________________________________________
                                                Signature(s)
                           When signing in a fiduciary capacity, please give full title. All joint owners should sign.

Please sign, date and return your Proxy promptly in the enclosed envelope to BELMONT NATIONAL BANK, 154 West Main
Street, St. Clairsville, Ohio  43950.

THIS  PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF  THE  CORPORATION.   THE BOARD OF  DIRECTORS  UNANIMOUSLY
RECOMMENDS A VOTE "FOR" ALL OF THE ABOVE ITEMS.